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Exhibit 8

[Letterhead of Downey Brand LLP]

April 26, 2012

Central Valley Community Bancorp
7100 N. Financial Drive, Suite 101
Fresno, California 93720

Central Valley Community Bank
7100 N. Financial Drive, Suite 101
Fresno, California 93720

Ladies and Gentlemen:

        Reference is made to the Registration Statement on Form S-4 (as amended or supplemented through the date hereof, the "Registration Statement") of Central Valley Community Bancorp, a California corporation, including the proxy statement/prospectus forming a part thereof, relating to the proposed merger (the "Merger") of Visalia Community Bank, a California state chartered bank, with and into Central Valley Community Bancorp's wholly-owned subsidiary, Central Valley Community Bank, a California chartered commercial bank.

        We have participated in the preparation of the discussion set forth in the section entitled "United States Federal Income Tax Consequences of the Mergers" in the Registration Statement. In our opinion, such discussion of those consequences, insofar as it summarizes matters of United States federal income tax law, and subject to the qualifications, exceptions, assumptions and limitations described therein and herein, is accurate in all material respects.

        In connection with our opinion we have examined and relied upon: (i) the Registration Statement; (ii) the Agreement and Plan of Merger and Reorganization, dated as of December 19,2012, by and among Parent, Subsidiary and Target (the "Merger Agreement"); and (iii) the exhibits, annexes, and schedules attached to each of the foregoing documents (the documents referred to in clauses (i)-(iii), collectively, the "Merger Documents"). In that examination, we have assumed the genuineness of all signatures, the capacity and authority of each party executing a document to so execute the document, the authenticity and completeness of all documents purporting to be originals (whether reviewed by us in original or copy form) and the conformity to the originals of all documents purporting to be copies (including electronic copies). We have also assumed that each agreement and other instrument reviewed by us is valid and binding on the party or parties thereto and is enforceable in accordance with its terms, and that there are no contracts, agreements, arrangements, or understandings, either written or oral, that are inconsistent with or that would materially alter the terms of the Merger Agreement or the other Merger Documents.

        As to certain factual matters, we have relied upon, and our opinion is limited by, the representations of the various parties set forth in the Merger Documents and in certificates of (a) Central Valley Community Bancorp and Central Valley Community Bank, and (b) Visalia Community Bank dated as of the date hereof (the "Certificates"). Our opinion assumes (i) that all representations and statements set forth in the Merger Documents and in the Certificates will be true and correct in all material respects as of the effective time of the Merger (and that any such representations or statements made "to the best knowledge of', "to the knowledge of', in the "belief' of, in the "expectation" of, or otherwise similarly qualified, are true, correct and complete without any such qualification), and (ii) that the Merger Agreement is implemented in accordance with its terms and consistent with the representations set forth in the Merger Documents and Certificates.

        Our opinion is limited solely to the provisions of the Internal Revenue Code of 1986, as amended and as presently in effect (the "Code"), existing case law, existing permanent and temporary treasury regulations promulgated under the Code, and existing published revenue rulings and procedures of the Internal Revenue Service that are in effect as of the date hereof, all of which are subject to change and new interpretation, both prospectively and retroactively. We assume no obligation to update our opinion to reflect other facts or any changes in law or in the interpretation thereof that may hereafter occur. Our opinion does not address the tax consequences of transactions effectuated prior to or after the Merger and the Bank Merger.

        We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and to the references therein to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,
/s/ Downey Brand LLP
Downey Brand LLP

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  Exhibit 8